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NEWS RELEASE

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MEDIA CONTACT:                            WORLDWIDE LEADER IN BEARINGS AND STEEL
Denise L. Bowler
Manager - Communications Planning and Integration
330-471-3485

INVESTOR CONTACT:
Richard J. Mertes
Manager - Investor Relations
(330) 471-3924


                    THE TIMKEN COMPANY LAUNCHES NEXT PHASE OF
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                    TRANSFORMATION WITH REFOCUSING OF GLOBAL
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                           MANUFACTURING OPERATIONS;
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TARGETS $100 MILLION IN ANNUAL SAVINGS
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     CANTON, OH - April 17, 2001 - The Timken Company today announced a strategic refocusing of its manufacturing operations, a major milestone in the company's ongoing transformation to a global enterprise.

     This refocusing builds on the success of the restructuring announced in early 2000 and completed this quarter. That program emphasized rationalizations at a limited number of Timken operations. By contrast, the new program affects virtually every Timken manufacturing site worldwide and is designed to establish a foundation for accelerating the company's growth initiatives.

     As a result of this phase of its transformation plan, the company has targeted annual pretax savings of approximately $100 million, a level to be reached by 2004. To implement these actions, the company expects to take about $100-$110 million in severance, impairment and implementation charges over the next two years, with $18 million estimated to occur in the second quarter of 2001.


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
                            Denise L. Bowler                  Richard J. Mertes
                            Mail Code:  GNW-37                Mail Code: GNE-04
                            1835 Dueber Avenue, S.W.          1835 Dueber Avenue, S.W.
                            P.O. Box 6932                     P.O. Box 6928
                            Canton, OH 44706-0932 U.S.A.      Canton, Ohio  44706-0928 U.S.A.
                            Telephone: 330-471-3485           Telephone:  330-471-3924
                            Facsimile:  330-471-4118          Facsimile:  330-471-4421
THE TIMKEN COMPANY          e-mail:  bowlerd@timken.com       e-mail:  mertes@timken.com
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Approximately one-half of the charges will be non-cash. About two-thirds of the total charges will be taken in 2002.

     Payback from the program will accelerate beginning in late 2002, but is expected to produce modest structural savings yet this year - an annual rate of approximately $15 million in the fourth quarter of 2001. The annualized savings rate is expected to increase to more than $50 million by the fourth quarter of 2002.

     Early in 2000, the company initiated a transformation of its worldwide operations that contained two major components. One was reorganizing the company into eight strategic business units - Aerospace, Alloy Steel, Automotive, Emerging Markets, Industrial, Precision Steel Components, Rail and Specialty
Steel. The other was launching a $55 million program of restructuring actions begun in the first quarter of 2000. The company expects that program to deliver savings at an annual rate of $29 million before taxes by the end of this year.

     The new program, the next phase of the transformation, will:

        -     Create focused factories for each product line or component.

        - Replace aging manufacturing turning processes with a state-of-the-art forge/turn supply chain. This will include more alliances for acquisition of materials and components for our bearing operations.

        - Rationalize production to lowest total cost plants throughout the company's manufacturing system.

        - The impact of this aspect of the transformation will include the planned closure of two facilities and the sale of a third to be announced shortly.

        -     Implement lean manufacturing process redesign, which features the use of Six Sigma and other tools to continue improving quality and
              productivity.                                             - more -

     "From the launch of our transformation last year, our chief goal has been to achieve


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growth by developing more value added products and services for our customers around the globe," said James W. Griffith, president and chief operating officer. "However, our profitability has not been sufficient to generate cash adequate to fund that growth. Improving operating margins and generating more cash are keys to fueling growth - growth that also will best serve the interests of our company's associates and shareholders.

     "At its core, this next phase of our transformation plan represents a fundamental and aggressive reduction of the company's cost and asset base," said
Mr. Griffith. "These sweeping changes are designed to significantly improve profitability and cash flow, and generate additional growth.

     "We'll be a much more productive organization," Mr. Griffith said. "We'll accomplish this in a way that enhances the superior product quality and customer service that are Timken Company hallmarks. Indeed, this refocusing of manufacturing operations will build on the organizational changes that were implemented last year to enable us to forge closer links for our customers between cost and value. We are at an inflection point and slowing market growth makes this the right time to take this step.

     "The actions we are announcing today rank among the most far-reaching in our history," said Mr. Griffith. "And they will provide the impetus for a second century of success. The industrial world is becoming increasingly competitive.
This program will enable us to compete more successfully across the globe - and further strengthen our Timken brand, which is recognized worldwide as a symbol of innovation and quality."

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     Overall, the actions announced today will have a significant impact on
Timken plants and associates. The changes will:

        - Reduce plant floor space by more than 1 million square feet while maintaining current capacity.

        - Reduce asset intensity by leveraging globally the company's strong supply chain.

        - Reduce working capital, primarily inventory, by more than $25 million.

     "Unfortunately, these changes also are expected to reduce employment by some 1,500 associates during the next two years," said Mr. Griffith. "That number includes associates at the plants expected to be closed or sold. We very much regret the impact on the lives of our associates and the communities in which we operate. We'll make every effort to maximize the use of attrition to mitigate the impact. Overall, we must keep in mind that we best serve our associates - and our other constituents - by remaining a strong and vibrant company. We'll be rolling out specific plant impacts within the next two weeks."

     The refocusing of manufacturing operations announced today continues to build on other transformation actions taken during the last 16 months that are aimed at accelerating the company's competitiveness and growth. They include:

        - Growing Precision Steel Components into a business with sales approaching $170 million.

        - Forming an e-business unit to accelerate use of internet technology to grow external business and increase the company's productivity.

        - Buying out joint venture partners in India and China to enable a faster transfer of technology and increase export potential.


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        -     Increasing product quality in acquisitions which now sell product under the Timken brand and increasing their range of product offerings to be able to meet the needs of more customers.

        - Advancing state-of-the-art sensorized bearings into more complex modules that add value for customers in an expanding range of applications.

        - Introducing a new service that has Timken associates providing round-the-clock management of roll shops of steel mill customers.

        - Forming a joint venture with a competitor to produce bearing components in Brazil, which will reduce costs and create a local high-quality source for these components.

        - Forming an e-business joint venture with several leading manufacturing companies to provide Web-based market resources and integrated logistics for industrial distributors.

        - Forming a joint venture to provide a patented, revolutionary top-of-rail lubrication system for the railroad industry.

        - Opening a new rail bearing service facility in Mexico and closing four in North America where these operations were consolidated.

        - Selling the company's tool and die steel operations - a non-core business - in the United Kingdom.


         The Timken Company (NYSE; TKR)(http://www.timken.com) is a leading international manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as related products and services. With operations in 24 countries, the company employs about 20,500 people worldwide and recorded sales of U.S. $2.6 billion in 2000.

                                                                        - more -

     Certain statements in this news release that are not historical in nature are forward-looking. In


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particular, statements regarding the amount of savings the company expects to realize as a result of the transformation plan described in this release are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the company's inability to achieve the expected benefits of its transformation program and unexpected costs related to the implementation of the transformation. These and additional important factors are described in greater detail in the company's 2000 Annual Report, page 39, and in the company's Annual Report on Form 10-K for the year ended December 31, 2000.
The company undertakes no obligation to update any forward-looking statement.

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THE TIMKEN COMPANY